EXHIBIT NO. 11

                        ROTARY POWER INTERNATIONAL, INC.
                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

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

                                                                          TWELVE MONTHS ENDED DECEMBER 31,
         BASIC                                                                1998                 1997
         -----                                                                ----                 ----
         Shares outstanding, beginning of period                           5,968,516             6,641,432

         Weighted average number of shares issued,
         retired and issuable share equivalents                               72,170              (522,552)

         Weighted average number of common and
         common equivalent shares outstanding                              6,040,686             6,118,880
                                                                         ============          ============
         Net loss                                                        $(1,510,252)          $(5,032,819)
                                                                         ============          ============
         Net loss per common share                                       $(     0.25)          $(     0.82)
                                                                         ============          ============

         DILUTED

         Weighted average number of common and common
         equivalent shares outstanding as adjusted to full
         dilution                                                          6,047,886             6,118,880
                                                                         ============          ============
         Net loss                                                        $(1,510,252)          $(5,032,819)
                                                                         ============          ============
         Net loss per common share                                       $(     0.25)          $(     0.82)*
                                                                         ============          ============

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   * These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive